KEYCORP REPORTS THIRD QUARTER 2025 NET INCOME OF $454 MILLION,
OR $.41 PER DILUTED COMMON SHARE

Revenue of $1.9 billion, up 17% year-over-year adjusted for last year's securities portfolio repositioning(a); Positive operating leverage on both a total and adjusted fee(a) basis year-over-year

Net interest income increased 4% quarter-over-quarter, and net interest margin of 2.75% increased 9 bps

Average deposits increased 2% quarter-over-quarter, while total deposit costs declined by 2 bps to 1.97%

Nonperforming assets decreased 6% sequentially; Net charge-offs remained stable at 42 bps

    CLEVELAND, October 16, 2025 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $454 million, or $.41 per diluted common share, or adjusted net income of $450 million, or $.41 per diluted common share(a), for the third quarter of 2025. The third quarter of 2025 included a $4 million after-tax benefit related to the updated FDIC special assessment(b). For the second quarter of 2025, net income from continuing operations attributable to Key common shareholders was $387 million, or $.35 per diluted common share. For the third quarter of 2024, KeyCorp reported a net loss from continuing operations attributable to Key common shareholders of $(447) million, or $(.47) per diluted common share, or adjusted net income of $285 million, or $.30 per diluted common share(a). Included in the third quarter of 2024 are after-tax charges of $(737) million, or $(.77) per diluted common share, related to the loss on the sale of securities(b) and a $5 million after-tax benefit related to the updated FDIC special assessment(b).
Comments from Chairman and CEO, Chris Gorman
"Our third quarter results demonstrate continued strong momentum. Adjusted revenue(a) was up 17% year-over-year, and we generated more than 1,000 basis points of operating leverage again this quarter. Revenue growth was driven by our clearly defined net interest income tailwinds and adjusted noninterest income(a) growth of 8%, which continues to grow faster than expenses. At the same time, we continue to make meaningful investments in front line bankers and technology that will drive future growth. Tangible book value per share grew 4% sequentially and 14% year-over-year.

We continue to deliver best-in-class services to our clients while concurrently managing risk. Credit quality continues to trend in a positive direction as both nonperforming assets and criticized loans declined, and net charge-offs remained within our full year guidance range of 40 to 45 basis points.

Business momentum with clients and prospects continues to build. Client deposits grew 2% quarter-over-quarter, and relationship households continue to grow at an annualized rate of 2%. Assets under management reached a record $68 billion, up 11% year-over-year. Investment banking and debt placement fees recorded the second best year-to-date performance in our history. Investment banking pipelines grew from already elevated levels, including M&A pipelines which are up materially. We raised a robust $50 billion of capital on behalf of our clients during the third quarter while retaining only 15% on our balance sheet.

We are on track to deliver record revenue in 2025. As I look ahead, I remain confident that we will continue to deliver outsized EPS growth. We will do so through continued active management of both our business and our balance sheet. As a result, I am highly confident we will reach a 15% or better return on tangible common equity within the next few years.”

(a) The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to "adjusted revenue", "adjusted noninterest income", "adjusted noninterest expense", "adjusted net income”, and “adjusted earnings per share". The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b) See table on page 25 for more information on Selected Items Impact on Earnings.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Selected Financial Highlights

Dollars in millions, except per share data				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Income (loss) from continuing operations attributable to Key common shareholders	$454	$387	$(447)	17.3%	N/M
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.41	.35	(.47)	17.1	N/M
Book value at period end	15.86	15.32	14.53	3.5	9.2%
Return on average tangible common equity from continuing operations (a)	12.51%	11.09%	(16.98)%	142 bps	N/M
Return on average total assets from continuing operations	1.04	.91	(.87)	13	N/M
Common Equity Tier 1 ratio (b)	11.8	11.7	10.8	10	100 bps
Net interest margin (TE) from continuing operations	2.75	2.66	2.17	9	58

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)September 30, 2025 ratio is estimated.
TE = Taxable Equivalent, N/M = Not Meaningful

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Net interest income (TE)	$1,193	$1,150	$964	3.7%	23.8%
Noninterest income	702	690	(269)	1.7	N/M
Total revenue (TE)	$1,895	$1,840	$695	3.0%	172.7%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.19 billion for the third quarter of 2025 and the net interest margin was 2.75%. Compared to the third quarter of 2024, net interest income increased by $229 million, and the net interest margin increased by 58 basis points. These increases primarily reflect lower deposit costs, the reinvestment of proceeds from maturing low-yielding investment securities, fixed-rate loans and swaps repricing into higher-yielding investments, and the repositioning of the available-for-sale portfolio during the third and fourth quarters of 2024. Additionally, the balance sheet composition shifted to reflect a more favorable mix of higher-yielding commercial and industrial loans, and an improved funding mix as lower-cost deposits increased while wholesale borrowings declined. These benefits were partially offset by the impact of lower interest rates on variable-rate earning assets.

Compared to the second quarter of 2025, taxable-equivalent net interest income increased by $43 million, and the net interest margin increased by 9 basis points. These increases were driven by an improved funding mix as low-cost core deposits increased while wholesale borrowings declined, the redeployment of maturing low-yielding investments and swaps into higher-yielding investments, and growth in commercial and industrial loans. Net interest income also benefited from one additional day in the third quarter of 2025 compared to the second quarter of 2025.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Noninterest Income

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Trust and investment services income	$150	$146	$140	2.7%	7.1%
Investment banking and debt placement fees	184	178	171	3.4	7.6
Cards and payments income	86	85	84	1.2	2.4
Service charges on deposit accounts	75	73	67	2.7	11.9
Corporate services income	72	76	69	(5.3)	4.3
Commercial mortgage servicing fees	73	70	73	4.3	—
Corporate-owned life insurance income	35	32	36	9.4	(2.8)
Consumer mortgage income	14	15	12	(6.7)	16.7
Operating lease income and other leasing gains	11	14	16	(21.4)	(31.3)
Other income	8	1	(2)	N/M	N/M
Net securities gains (losses)	(6)	—	(935)	N/M	99.4
Total noninterest income	$702	$690	$(269)	1.7%	361.0%

N/M = Not Meaningful

Compared to the third quarter of 2024, noninterest income increased by $971 million. The increase was primarily driven by the impact of a $918 million loss on the sale of securities as part of the strategic repositioning of the portfolio in the third quarter of 2024. Additional drivers include a $13 million increase in investment banking and debt placement fees reflecting higher debt and equity issuance activity, and a $10 million increase in trust and investment services income. The increase was partly offset by ~~a~~ $5 million decrease in operating lease income and other leasing gains.

Compared to the second quarter of 2025, noninterest income increased by $12 million. The increase was driven by continued momentum across our priority fee based businesses which included a $6 million increase in investment banking and debt placement fees, a $4 million increase in trust and investment services income, and a $3 million increase in commercial mortgage servicing fees. The increase was partly offset by a $4 million decrease in corporate services income and a $3 million decrease in operating lease income.

Noninterest Expense

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Personnel expense	$742	$705	$670	5.2%	10.7%
Net occupancy	65	69	66	(5.8)	(1.5)
Computer processing	105	107	104	(1.9)	1.0
Business services and professional fees	44	48	41	(8.3)	7.3
Equipment	20	21	20	(4.8)	—
Operating lease expense	9	10	14	(10.0)	(35.7)
Marketing	22	24	21	(8.3)	4.8
Other expense	170	170	158	—	7.6
Total noninterest expense	$1,177	$1,154	$1,094	2.0%	7.4%

    Compared to the third quarter of 2024, noninterest expense increased by $83 million. The increase was predominantly driven by a $72 million increase in personnel expense primarily related to incentive compensation associated with noninterest income growth, and continued investments in people. Business services and professional fees, as well as computer processing expenses increased primarily due to technology-related investments. These were partially offset by a $5 million decrease in operating lease expense.

    Compared to the second quarter of 2025, noninterest expense increased by $23 million. The increase was primarily driven by a $37 million increase in personnel expense primarily related to incentive compensation associated with noninterest income growth, and continued investments in people. This was partially offset by a $14 million decrease in non-personnel expenses primarily due to lower net occupancy and

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

business services and professional fees, as well as a $5 million benefit associated with the updated FDIC special assessment.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Commercial and industrial (a)	$56,571	$55,604	$53,121	1.7%	6.5%
Other commercial loans	18,826	18,708	19,929	0.6	(5.5)
Total consumer loans	30,830	31,403	33,194	(1.8)	(7.1)
Total loans	$106,227	$105,715	$106,244	0.5%	0.0%

(a)Commercial and industrial average loan balances include $214 million, $218 million, and $215 million of assets from commercial credit cards at September 30, 2025, June 30, 2025, and September 30, 2024, respectively.

Average loans were $106.2 billion for the third quarter of 2025, a decrease of $17 million compared to the third quarter of 2024. Average commercial loans increased by $2.3 billion, primarily driven by an increase in commercial and industrial loans. Average consumer loans declined by $2.4 billion, reflective of broad-based declines across consumer loan categories.

Compared to the second quarter of 2025, average loans increased by $512 million. Average commercial loans increased $1.1 billion, primarily driven by an increase in commercial and industrial loans. Average consumer loans declined by $573 million, reflective of the intentional run-off of low-yielding loans.

Average Deposits

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Non-time deposits	$135,135	$131,845	$129,901	2.5%	4.0%
Time deposits	15,239	15,601	17,870	(2.3)	(14.7)
Total deposits	$150,374	$147,446	$147,771	2.0%	1.8%

Cost of total deposits	1.97%	1.99%	2.39%	(2) bps	(42) bps

    Average deposits totaled $150.4 billion for the third quarter of 2025, an increase of $2.6 billion compared to the year-ago quarter, reflecting growth in consumer deposits.

Compared to the second quarter of 2025, average deposits increased by $2.9 billion, driven by higher commercial client balances. The rate paid on interest-bearing deposits declined by 1 basis point, and the overall cost of deposits declined by 2 basis points to 1.97%.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

ASSET QUALITY

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Net loan charge-offs	$114	$102	$154	11.8%	(26.0)%
Net loan charge-offs to average total loans	.42%	.39%	.58%	N/A	N/A
Nonperforming loans at period end	$658	$696	$728	(5.5)	(9.6)
Nonperforming assets at period end	668	707	741	(5.5)	(9.9)
Allowance for loan and lease losses	1,444	1,446	1,494	(0.1)	(3.3)
Allowance for credit losses	1,736	1,743	1,774	(0.4)	(2.1)
Provision for credit losses	107	138	95	(22.5)	12.6

Allowance for loan and lease losses to nonperforming loans	219%	208%	205%	N/A	N/A
Allowance for credit losses to nonperforming loans	264	250	244	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses for the third quarter of 2025 was $107 million, compared to $95 million in the third quarter of 2024 and $138 million in the second quarter of 2025. A reserve release of $7 million during the third quarter of 2025 reflected a relatively stable macroeconomic outlook and consistent loan portfolio performance.

    Net loan charge-offs for the third quarter of 2025 totaled $113.54856356 million, or 0.42% of average total loans. These results compare to $154 million, or 0.58%, for the third quarter of 2024 and $102 million, or 0.39%, for the second quarter of 2025. Key’s allowance for credit losses was $1.7 billion, or 1.64% of total period-end loans at September 30, 2025, compared to 1.68% at September 30, 2024, and 1.64% at June 30, 2025.

    At September 30, 2025, Key’s nonperforming loans totaled $658 million, which represented 0.62% of period-end portfolio loans. These results compare to 0.69% at September 30, 2024, and 0.65% at June 30, 2025. Nonperforming assets at September 30, 2025, totaled $668 million, and represented 0.63% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.70% at September 30, 2024, and 0.66% at June 30, 2025.

CAPITAL

Key’s estimated risk-based capital ratios, included in the following table, continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2025.

Capital Ratios

	9/30/2025	6/30/2025	9/30/2024
Common Equity Tier 1 (a)	11.8%	11.7%	10.8%
Tier 1 risk-based capital (a)	13.5	13.4	12.6
Total risk-based capital (a)	15.8	15.7	15.1
Tangible common equity to tangible assets (b)	8.1	7.8	6.2
Leverage (a)	10.4	10.3	9.2

(a)September 30, 2025 ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's regulatory capital position remained strong in the third quarter of 2025. As shown in the preceding table, at September 30, 2025, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 11.8% and 13.5%, respectively.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Summary of Changes in Common Shares Outstanding

In thousands				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Shares outstanding at beginning of period	1,112,453	1,111,986	943,200	—%	17.9%
Shares issued under employee compensation plans (net of cancellations and returns)	499	467	222	6.9	124.8
Shares issued under Scotiabank investment agreement	—	—	47,829	—	N/M
Shares outstanding at end of period	1,112,952	1,112,453	991,251	—%	12.3%

    Key declared a dividend on July 15, 2025 of $.205 per common share, payable in the third quarter of 2025.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Revenue from continuing operations (TE)
Consumer Bank	$935	$912	$800	2.5%	16.9%
Commercial Bank	1,014	974	866	4.1	17.1
Other (a)	(54)	(46)	(971)	(17.4)	94.4
Total	$1,895	$1,840	$695	3.0%	172.7%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$152	$122	$75	24.6%	102.7%
Commercial Bank	367	349	299	5.2	22.7
Other (a)	(29)	(48)	(785)	39.6	96.3
Total	$490	$423	$(411)	15.8%	219.2%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represent the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Corporate treasury includes realized gains and losses from transactions associated with Key's investment securities portfolio. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Consumer Bank

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Summary of operations
Net interest income (TE)	$691	$676	$569	2.2%	21.4%
Noninterest income	244	236	231	3.4	5.6
Total revenue (TE)	935	912	800	2.5	16.9
Provision for credit losses	40	55	52	(27.3)	(23.1)
Noninterest expense	695	696	649	(.1)	7.1
Income (loss) before income taxes (TE)	200	161	99	24.2	102.0
Allocated income taxes (benefit) and TE adjustments	48	39	24	23.1	100.0
Net income (loss) attributable to Key	$152	$122	$75	24.6%	102.7%

Average balances
Loans and leases	$35,363	$36,137	$38,332	(2.1)%	(7.7)%
Total assets	38,374	39,156	41,188	(2.0)	(6.8)
Deposits	87,692	88,002	86,431	(.4)	1.5

Assets under management at period end	$67,855	$64,244	$61,122	5.6%	11.0%

TE = Taxable Equivalent

Additional Consumer Bank Data

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Noninterest income
Trust and investment services income	$124	$119	$114	4.2%	8.8%
Service charges on deposit accounts	36	35	34	2.9	5.9
Cards and payments income	61	61	61	—	—
Consumer mortgage income	14	14	13	—	7.7
Other noninterest income	9	7	9	28.6	—
Total noninterest income	$244	$236	$231	3.4%	5.6%

Average deposit balances
Money market deposits	$35,278	$34,524	$30,805	2.2%	14.5%
Demand deposits	22,604	22,784	22,310	(.8)	1.3
Savings deposits	4,291	4,406	4,553	(2.6)	(5.8)
Time deposits	11,113	11,910	13,927	(6.7)	(20.2)
Noninterest-bearing deposits	14,406	14,378	14,836	.2	(2.9)
Total deposits	$87,692	$88,002	$86,431	(.4)%	1.5%

Other data
Branches	942	943	944
Automated teller machines	1,152	1,166	1,194

Consumer Bank Summary of Operations (3Q25 vs. 3Q24)
•Key's Consumer Bank recorded net income attributable to Key of $152 million for the third quarter of 2025, compared to $75 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $122 million, or 21.4%, compared to the third quarter of 2024
•Average loans and leases decreased $3.0 billion, or 7.7%, from the third quarter of 2024, driven by broad-based declines across consumer loan categories
•Average deposits increased $1.3 billion, or 1.5%, from the third quarter of 2024, primarily driven by growth in money market deposits
•Provision for credit losses decreased $12 million compared to the third quarter of 2024, primarily driven by changes in reserve levels due to lower loan balances as well as lower net loan charge-offs
•Noninterest income increased $13 million from the year-ago quarter, primarily driven by an increase in trust and investment services income
•Noninterest expense increased $46 million from the year-ago quarter, primarily driven by higher support and overhead expense

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Commercial Bank

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Summary of operations
Net interest income (TE)	$587	$556	$460	5.6%	27.6%
Noninterest income	427	418	406	2.2	5.2
Total revenue (TE)	1,014	974	866	4.1	17.1
Provision for credit losses	68	84	41	(19.0)	65.9
Noninterest expense	482	449	444	7.3	8.6
Income (loss) before income taxes (TE)	464	441	381	5.2	21.8
Allocated income taxes and TE adjustments	97	92	82	5.4	18.3
Net income (loss) attributable to Key	$367	$349	$299	5.2%	22.7%

Average balances
Loans and leases	$70,326	$69,087	$67,452	1.8%	4.3%
Loans held for sale	1,224	707	998	73.1	22.6
Total assets	79,733	78,486	76,395	1.6	4.4
Deposits	58,483	55,886	58,696	4.6	(0.4)

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Noninterest income
Trust and investment services income	$26	$25	$26	4.0%	—%
Investment banking and debt placement fees	183	179	171	2.2	7.0
Cards and payments income	21	21	22	—	(4.5)
Service charges on deposit accounts	37	38	32	(2.6)	15.6
Corporate services income	69	68	62	1.5	11.3
Commercial mortgage servicing fees	73	70	73	4.3	—
Operating lease income and other leasing gains	10	15	16	(33.3)	(37.5)
Other noninterest income	8	2	4	300.0	100.0
Total noninterest income	$427	$418	$406	2.2%	5.2%

Commercial Bank Summary of Operations (3Q25 vs. 3Q24)
•Key's Commercial Bank recorded net income attributable to Key of $367 million for the third quarter of 2025, compared to $299 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $127 million, or 27.6%, compared to the third quarter of 2024
•Average loan and lease balances increased $2.9 billion, or 4.3%, compared to the third quarter of 2024, driven by an increase in commercial and industrial loans
•Average deposit balances decreased $213 million compared to the third quarter of 2024, driven by a reduction in higher-cost client balances
•Provision for credit losses increased $27 million compared to the third quarter of 2024, driven by stable reserve levels relative to the third quarter of 2024, partly offset by lower net loan charge-offs
•Noninterest income increased $21 million compared to the third quarter of 2024, primarily driven by an increase in investment banking and debt placement fees and corporate services income
•Noninterest expense increased $38 million compared to the third quarter of 2024, primarily driven by higher support and overhead expense, as well as higher personnel expense related to incentive compensation associated with noninterest income growth, and continued investments in people

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

*******************************************

KeyCorp's roots trace back 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $187 billion at September 30, 2025.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,200 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

CONTACTS:

ANALYSTS	MEDIA
Brian Mauney	Susan Donlan
216.689.0521	216.471.3133
Brian_Mauney@KeyBank.com	Susan_E_Donlan@KeyBank.com

Hannah Lewallen	Beth Strauss
216.471.4856	216.471.2787
Hannah_Lewallen@KeyBank.com	Beth_A_Strauss@KeyBank.com

Johnny Li
216.689.4221
Johnny_Li@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key's actual results to differ from those described in the forward-looking statements can be found in KeyCorp's Form 10-K for the year ended December 31, 2024 and in KeyCorp's subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, the soundness of other financial institutions, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on October 16, 2025. A replay of the call will be available on our website through October 16, 2026.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

KeyCorp
Third Quarter 2025
Financial Supplement

Page
12	Basis of Presentation
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
18	Consolidated Balance Sheets
19	Consolidated Statements of Income
20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
22	Noninterest Expense
22	Personnel Expense
22	Loan Composition
22	Loans Held for Sale Composition
23	Summary of Changes in Loans Held for Sale
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Asset Quality Statistics From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
24	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Line of Business Results
25	Selected Items Impact on Earnings

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Basis of Presentation

Use of Non-GAAP Financial Measures
This document contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Key’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this document, the financial supplement, or conference call slides related to this document, all of which can be found on Key’s website (www.key.com/ir).

Forward-Looking Non-GAAP Financial Measures
From time to time Key may discuss forward-looking non-GAAP financial measures. Key is unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because Key is unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant for future results.

Annualized Data
Certain returns, yields, performance ratios, or quarterly growth rates are presented on an “annualized”
basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts.

Taxable Equivalent
The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. Income from tax-exempt earning assets is increased by an amount equivalent to the taxes that would have been paid if this income had been taxable at the federal statutory rate. This adjustment puts all earning assets, most notably tax-exempt loans, and certain lease assets, on a common basis that facilitates comparison of results to peers.

Earnings Per Share Equivalent
Certain income or expense items may be expressed on a per common share basis. This is done for analytical and decision-making purposes to better discern underlying trends in total consolidated earnings per share performance excluding the impact of such items. When the impact of certain income or expense items is disclosed separately, the after-tax amount is computed using the marginal tax rate, unless otherwise specified, with this then being the amount used to calculate the earnings per share equivalent.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	9/30/2025	6/30/2025	9/30/2024
Summary of operations
Net interest income (TE)	$1,193	$1,150	$964
Noninterest income	702	690	(269)
Total revenue (TE)	1,895	1,840	695
Provision for credit losses	107	138	95
Noninterest expense	1,177	1,154	1,094
Income (loss) from continuing operations attributable to Key	490	423	(411)
Income (loss) from discontinued operations, net of taxes	(1)	2	1
Net income (loss) attributable to Key	489	425	(410)

Income (loss) from continuing operations attributable to Key common shareholders	454	387	(447)
Income (loss) from discontinued operations, net of taxes	(1)	2	1
Net income (loss) attributable to Key common shareholders	453	389	(446)
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.35	$(.47)
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.41	.35	(.47)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.41	.35	(.47)
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.41	.35	(.47)

Cash dividends declared	.205	.205	.205
Book value at period end	15.86	15.32	14.53
Tangible book value at period end	13.38	12.83	11.72
Market price at period end	18.69	17.42	16.75
Performance ratios
From continuing operations:
Return on average total assets	1.04%	.91%	(.87)%
Return on average common equity	10.49	9.26	(13.41)
Return on average tangible common equity (b)	12.51	11.09	(16.98)
Net interest margin (TE)	2.75	2.66	2.17
Cash efficiency ratio (b)	61.8	62.4	156.4
From consolidated operations:
Return on average total assets	1.04%	.91%	(.87)%
Return on average common equity	10.47	9.31	(13.38)
Return on average tangible common equity (b)	12.48	11.15	(16.95)
Net interest margin (TE)	2.74	2.66	2.17
Loan to deposit (c)	71.0	72.9	71.0
Capital ratios at period end
Key shareholders’ equity to assets	10.7%	10.5%	8.9%
Key common shareholders’ equity to assets	9.4	9.2	7.6
Tangible common equity to tangible assets (b)	8.1	7.8	6.2
Common Equity Tier 1 (d)	11.8	11.7	10.8
Tier 1 risk-based capital (d)	13.5	13.4	12.6
Total risk-based capital (d)	15.8	15.7	15.1
Leverage (d)	10.4	10.3	9.2
Asset quality — from continuing operations
Net loan charge-offs	$114	$102	$154
Net loan charge-offs to average loans	.42%	.39%	.58%
Allowance for loan and lease losses	$1,444	$1,446	$1,494
Allowance for credit losses	1,736	1,743	1,774
Allowance for loan and lease losses to period-end loans	1.36%	1.36%	1.42%
Allowance for credit losses to period-end loans	1.64	1.64	1.68
Allowance for loan and lease losses to nonperforming loans	219	208	205
Allowance for credit losses to nonperforming loans	264	250	244
Nonperforming loans at period-end	$658	$696	$728
Nonperforming assets at period-end	668	707	741
Nonperforming loans to period-end portfolio loans	.62%	.65%	.69%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.63	.66	.70
Trust assets
Assets under management	$67,855	$64,244	$61,122
Other data
Average full-time equivalent employees	17,414	17,105	16,805
Branches	942	943	944
Taxable-equivalent adjustment	$9	$9	$12

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Nine months ended
	9/30/2025	9/30/2024
Summary of operations
Net interest income (TE)	$3,448	$2,749
Noninterest income	2,060	1,005
Total revenue (TE)	5,508	3,754
Provision for credit losses	363	296
Noninterest expense	3,462	3,316
Income (loss) from continuing operations attributable to Key	1,319	81
Income (loss) from discontinued operations, net of taxes	0	2
Net income (loss) attributable to Key	1,319	83

Income (loss) from continuing operations attributable to Key common shareholders	1,211	(27)
Income (loss) from discontinued operations, net of taxes	0	2
Net income (loss) attributable to Key common shareholders	1,211	(25)

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.10	$(.03)
Income (loss) from discontinued operations, net of taxes	—	—
Net income (loss) attributable to Key common shareholders (a)	1.10	(.03)

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.09	(.03)
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.09	(.03)

Cash dividends paid	.62	.62

Performance ratios
From continuing operations:
Return on average total assets	.94%	.06%
Return on average common equity	9.70	(.29)
Return on average tangible common equity (b)	11.63	(.37)
Net interest margin (TE)	2.66	2.08
Cash efficiency ratio (b)	62.6	87.7

From consolidated operations:
Return on average total assets	.94%	.06%
Return on average common equity	9.70	(0.27)
Return on average tangible common equity (b)	11.63	(0.35)
Net interest margin (TE)	2.66	2.08

Asset quality — from continuing operations
Net loan charge-offs	$326	$326
Net loan charge-offs to average total loans	.41%	.40%

Other data
Average full-time equivalent employees	17,169	16,734

Taxable-equivalent adjustment	$27	$35
(a)Earnings per share may not foot due to rounding.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” starting on page 15 of this supplement presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)September 30, 2025, ratio is estimated. As of January 1, 2025, the CECL optional transition provision had been fully phased-in. Amounts prior to January 1, 2025, reflect Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” "adjusted return on average tangible common equity," “pre-provision net revenue," "adjusted pre-provision net revenue," “cash efficiency ratio," "adjusted taxable-equivalent revenue," "adjusted noninterest expense," "adjusted income (loss) available from continuing operations attributable to Key common shareholders," and "diluted earnings per share - adjusted."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Adjusted return on average tangible common equity excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The table also shows the computation for pre-provision net revenue and adjusted pre-provision net revenue, which are not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis. Further, management believes that adjusting pre-provision net revenue for significant or unusual items that management does not consider indicative of ongoing financial performance provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis. The adjusted cash efficiency ratio excludes significant or unusual items that management does not consider indicative of ongoing financial performance

Adjusted taxable-equivalent revenue is a non-GAAP measure in that it adjusts revenue for certain tax-exempt instruments and selected items. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable instruments. Additionally, management believes adjusting for the selected items provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of the financial impacts related to those selected items.

Adjusted noninterest expense is a non-GAAP measure in that it excludes significant or unusual items that management does not consider indicative of ongoing financial performance. Management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Adjusted income (loss) available from continuing operations attributable to Key common shareholders (or “adjusted net income”) and diluted earnings per share - adjusted (or "adjusted earnings per share") are non-GAAP in that these measures exclude significant or unusual items, net of tax, that management does not consider indicative of ongoing financial performance . Management believes these measures provide investors with useful information to gain a better understanding of ongoing operations and enhance comparability of results with prior periods.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

	Three months ended			Nine months ended
	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$20,102	$19,484	$16,852
Less: Intangible assets	2,765	2,770	2,786
Preferred Stock (a)	2,446	2,446	2,446
Tangible common equity (non-GAAP)	$14,891	$14,268	$11,620
Total assets (GAAP)	$187,409	$185,499	$189,763
Less: Intangible assets	2,765	2,770	2,786
Tangible assets (non-GAAP)	$184,644	$182,729	$186,977
Tangible common equity to tangible assets ratio (non-GAAP)	8.06%	7.81%	6.21%
Average tangible common equity
Average Key shareholders' equity (GAAP)	$19,664	$19,268	$15,759	$19,193	$14,963
Less: Intangible assets (average)	2,767	2,772	2,789	2,772	2,796
Preferred stock (average)	2,500	2,500	2,500	2,500	2,500
Average tangible common equity (non-GAAP)	$14,397	$13,996	$10,470	$13,921	$9,667
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$454	$387	$(447)	$1,211	$(27)
Average tangible common equity (non-GAAP)	14,397	13,996	10,470	13,921	9,667

Return on average tangible common equity from continuing operations (non-GAAP)	12.51%	11.09%	(16.98)%	11.63%	(0.37)%
Adjusted return on average tangible common equity from continuing operations
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$450	$387	$285	$1,207	$731
Adjusted return on average tangible common equity from continuing operations excluding notable items (non-GAAP)	12.40%	11.09%	10.83%	11.59%	10.10%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$453	$389	$(446)	$1,211	$(25)
Average tangible common equity (non-GAAP)	14,397	13,996	10,470	13,921	9,667

Return on average tangible common equity consolidated (non-GAAP)	12.48%	11.15%	(16.95)%	11.63%	(0.35)%
Pre-provision net revenue
Net interest income (GAAP)	$1,184	$1,141	$952	$3,421	$2,714
Plus: Taxable-equivalent adjustment	9	9	12	27	35
Noninterest income (GAAP)	702	690	(269)	2,060	1,005
Less: Noninterest expense (GAAP)	1,177	1,154	1,094	3,462	3,316
Pre-provision net revenue from continuing operations (non-GAAP)	$718	$686	$(399)	$2,046	$438
Adjusted pre-provision net revenue
Pre-provision net revenue from continuing operations (non-GAAP)	$718	$686	$(399)	$2,046	$438
Plus: Selected items(b)	(5)	—	912	(5)	946
Adjusted pre-provision net revenue from continuing operations (non-GAAP)	$713	$686	$513	$2,041	$1,384

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Nine months ended
	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Cash efficiency ratio and Adjusted cash efficiency ratio
Noninterest expense (GAAP)	$1,177	$1,154	$1,094	$3,462	$3,316
Less: Intangible asset amortization	5	5	7	15	22
Noninterest expense less intangible asset amortization (non-GAAP)	$1,172	$1,149	$1,087	$3,447	$3,294
Plus: Selected items (d)	5	—	6	5	(28)
Adjusted noninterest expense less intangible asset amortization (non-GAAP)	$1,177	$1,149	$1,093	$3,452	$3,266

Net interest income (GAAP)	$1,184	$1,141	$952	$3,421	$2,714
Plus: Taxable-equivalent adjustment	9	9	12	27	35
Net interest income TE (non-GAAP)	1,193	1,150	964	3,448	2,749
Noninterest income (GAAP)	702	690	(269)	2,060	1,005
Total taxable-equivalent revenue (non-GAAP)	$1,895	$1,840	$695	$5,508	$3,754
Plus: Selected items (d)	—	—	918	—	918
Adjusted taxable-equivalent revenue (non-GAAP)	$1,895	$1,840	$1,613	$5,508	$4,672

Cash efficiency ratio (non-GAAP)	61.8%	62.4%	156.4%	62.6%	87.7%

Adjusted cash efficiency ratio (non-GAAP)	62.1%	62.4%	67.8%	62.7%	69.9%
Adjusted taxable-equivalent revenue
Noninterest income (GAAP)	$702	$690	$(269)	$2,060	$1,005
Plus: Selected items(b)	—	—	918	—	918
Adjusted noninterest income (non-GAAP)	$702	$690	$649	$2,060	$1,923
Net interest income TE (non-GAAP)	1,193	1,150	964	3,448	2,749
Total adjusted taxable-equivalent revenue (non-GAAP)	$1,895	$1,840	$1,613	$5,508	$4,672
Adjusted noninterest expense
Noninterest expense (GAAP)	$1,177	$1,154	$1,094	$3,462	$3,316
Plus: Selected items(b)	5	—	6	5	(28)
Noninterest expense adjusted for selected items (non-GAAP)	$1,182	$1,154	$1,100	$3,467	$3,288
Adjusted income (loss) available from continuing operations attributable to Key common shareholders
Income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$454	$387	$(447)	$1,211	$(27)
Plus: Selected items (net of tax)(b)	(4)	—	732	(4)	758
Adjusted income (loss) available from continuing operations attributable to Key common shareholders (non-GAAP)	$450	$387	$285	$1,207	$731
Diluted earnings per common share (EPS) - adjusted
Diluted EPS from continuing operations attributable to Key common shareholders (GAAP)	$.41	$.35	$(.47)	$1.09	$(.03)
Plus: EPS impact of selected items(b)	—	—	.77	—	.79
Diluted EPS from continuing operations attributable to Key common shareholders - adjusted (non-GAAP)	$.41	$.35	$.30	$1.09	$.76
(a)Net of capital surplus.
(b)Additional detail provided in Selected Items table on page 25.
GAAP = U.S. generally accepted accounting principles; TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Consolidated Balance Sheets
(Dollars in millions)

	9/30/2025	6/30/2025	9/30/2024
Assets
Loans	$105,902	$106,389	$105,346
Loans held for sale	998	530	1,058
Securities available for sale	40,456	40,669	34,169
Held-to-maturity securities	7,509	6,914	7,702
Trading account assets	972	1,374	1,404
Short-term investments	13,334	11,564	22,796
Other investments	921	1,058	1,117
Total earning assets	170,092	168,498	173,592
Allowance for loan and lease losses	(1,444)	(1,446)	(1,494)
Cash and due from banks	1,938	1,766	1,276
Premises and equipment	606	599	624
Goodwill	2,752	2,752	2,752
Other intangible assets	13	18	34
Corporate-owned life insurance	4,428	4,423	4,379
Accrued income and other assets	8,803	8,654	8,323
Discontinued assets	221	235	277
Total assets	$187,409	$185,499	$189,763

Liabilities
Deposits in domestic offices:
Interest-bearing deposits	$122,425	$119,230	$119,995
Noninterest-bearing deposits	28,340	27,675	30,358
Total deposits	150,765	146,905	150,353
Federal funds purchased and securities sold under repurchase agreements	10	20	44
Bank notes and other short-term borrowings	1,339	2,754	2,359
Accrued expense and other liabilities	4,276	4,273	4,478
Long-term debt	10,917	12,063	15,677
Total liabilities	167,307	166,015	172,911

Equity
Preferred stock	2,500	2,500	2,500
Common shares	1,257	1,257	1,257
Capital surplus	6,002	5,971	6,149
Retained earnings	15,111	14,886	15,066
Treasury stock, at cost	(2,619)	(2,629)	(4,839)
Accumulated other comprehensive income (loss)	(2,149)	(2,501)	(3,281)
Key shareholders’ equity	20,102	19,484	16,852
Total liabilities and equity	$187,409	$185,499	$189,763

Common shares outstanding (000)	1,112,952	1,112,453	991,251

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Interest income
Loans	$1,466	$1,443	$1,516	$4,310	$4,578
Loans held for sale	18	11	18	43	40
Securities available for sale	408	411	298	1,211	789
Held-to-maturity securities	64	61	70	188	218
Trading account assets	11	16	15	44	45
Short-term investments	156	157	244	487	578
Other investments	8	8	14	25	47
Total interest income	2,131	2,107	2,175	6,308	6,295
Interest expense
Deposits	748	730	887	2,231	2,486
Federal funds purchased and securities sold under repurchase agreements	4	4	1	9	3
Bank notes and other short-term borrowings	14	34	43	75	140
Long-term debt	181	198	292	572	952
Total interest expense	947	966	1,223	2,887	3,581
Net interest income	1,184	1,141	952	3,421	2,714
Provision for credit losses	107	138	95	363	296
Net interest income after provision for credit losses	1,077	1,003	857	3,058	2,418
Noninterest income
Trust and investment services income	150	146	140	435	415
Investment banking and debt placement fees	184	178	171	537	467
Cards and payments income	86	85	84	253	246
Service charges on deposit accounts	75	73	67	217	196
Corporate services income	72	76	69	213	206
Commercial mortgage servicing fees	73	70	73	219	190
Corporate-owned life insurance income	35	32	36	100	102
Consumer mortgage income	14	15	12	42	42
Operating lease income and other leasing gains	11	14	16	34	61
Other income	8	1	(2)	16	28
Net securities gains (losses)	(6)	—	(935)	(6)	(948)
Total noninterest income	702	690	(269)	2,060	1,005
Noninterest expense
Personnel	742	705	670	2,127	1,980
Net occupancy	65	69	66	201	199
Computer processing	105	107	104	319	307
Business services and professional fees	44	48	41	132	119
Equipment	20	21	20	61	60
Operating lease expense	9	10	14	30	48
Marketing	22	24	21	67	61
Other expense	170	170	158	525	542
Total noninterest expense	1,177	1,154	1,094	3,462	3,316
Income (loss) from continuing operations before income taxes	602	539	(506)	1,656	107
Income taxes (benefit)	112	116	(95)	337	26
Income (loss) from continuing operations	490	423	(411)	1,319	81
Income (loss) from discontinued operations, net of taxes	(1)	2	1	—	2
Net income (loss)	$489	$425	$(410)	$1,319	$83

Income (loss) from continuing operations attributable to Key common shareholders	$454	$387	$(447)	$1,211	$(27)
Net income (loss) attributable to Key common shareholders	453	389	(446)	1,211	(25)
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.35	$(.47)	$1.10	$(.03)
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.41	.35	(.47)	1.10	(.03)
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.41	$.35	$(.47)	$1.09	$(.03)
Income (loss) from discontinued operations, net of taxes	—	—	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.41	.35	(.47)	1.09	(.03)

Cash dividends declared per common share	$.205	$.205	$.205	$.615	$.615

Weighted-average common shares outstanding (000)	1,100,830	1,100,033	948,979	1,099,520	936,962
Effect of common share options and other stock awards(b)	9,845	7,177	—	8,864	—
Weighted-average common shares and potential common shares outstanding (000) (c)	1,110,675	1,107,210	948,979	1,108,384	936,962
(a)Earnings per share may not foot due to rounding.
(b)For periods ended in a loss from continuing operations attributable to Key common shareholders, anti-dilutive instruments have been excluded from the calculation of diluted earnings per share.
(c)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Third Quarter 2025			Second Quarter 2025			Third Quarter 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$56,571	$858	6.02%	$55,604	$838	6.04%	$53,121	$847	6.34%
Real estate — commercial mortgage	13,697	208	6.02	13,311	200	6.02	13,864	225	6.46
Real estate — construction	2,744	48	6.96	2,873	50	6.95	3,077	59	7.65
Commercial lease financing	2,385	22	3.62	2,524	22	3.59	2,988	26	3.46
Total commercial loans	75,397	1,136	5.98	74,312	1,110	5.99	73,050	1,157	6.30
Real estate — residential mortgage	19,140	160	3.34	19,446	162	3.34	20,215	167	3.30
Home equity loans	5,934	84	5.65	6,091	86	5.63	6,634	100	5.98
Other consumer loans	4,825	63	5.17	4,946	63	5.09	5,426	69	5.08
Credit cards	931	32	13.50	920	31	13.44	919	35	15.22
Total consumer loans	30,830	339	4.38	31,403	342	4.36	33,194	371	4.46
Total loans	106,227	1,475	5.51	105,715	1,452	5.51	106,244	1,528	5.73
Loans held for sale	1,291	18	5.81	770	11	5.72	1,098	18	6.54
Securities available for sale (b), (e)	40,310	408	3.77	40,714	411	3.76	36,700	298	2.87
Held-to-maturity securities (b)	7,168	64	3.59	7,038	61	3.46	7,838	70	3.58
Trading account assets	922	11	4.61	1,259	16	5.32	1,142	15	5.08
Short-term investments	13,463	156	4.60	13,489	157	4.67	17,773	244	5.47
Other investments (e)	966	8	3.29	1,015	8	3.41	1,193	14	4.77
Total earning assets	170,347	2,140	4.92	170,000	2,116	4.90	171,988	2,187	4.93
Allowance for loan and lease losses	(1,443)			(1,424)			(1,533)
Accrued income and other assets	18,234			18,224			17,154
Discontinued assets	227			239			284
Total assets	$187,365			$187,039			$187,893
Liabilities
Money market deposits	$41,953	$265	2.51%	$42,586	$276	2.60%	$40,379	$309	3.04%
Demand deposits	60,597	346	2.26	57,155	309	2.17	56,087	365	2.59
Savings deposits	4,478	1.05		4,631	1.06		4,967	3.22
Time deposits	15,239	136	3.54	15,601	144	3.70	17,870	210	4.68
Total interest-bearing deposits	122,267	748	2.43	119,973	730	2.44	119,303	887	2.96
Federal funds purchased and securities sold under repurchase agreements	368	4	4.32	415	4	4.28	98	1	4.48
Bank notes and other short-term borrowings	1,372	14	3.91	3,288	34	4.27	3,172	43	5.44
Long-term debt (f)	11,071	181	6.53	12,088	198	6.55	16,422	292	7.09
Total interest-bearing liabilities	135,078	947	2.78	135,764	966	2.86	138,995	1,223	3.50
Noninterest-bearing deposits	28,107			27,473			28,468
Accrued expense and other liabilities	4,289			4,295			4,387
Discontinued liabilities (f)	227			239			284
Total liabilities	$167,701			$167,771			$172,134
Equity
Total equity	$19,664			$19,268			$15,759
Total liabilities and equity	$187,365			$187,039			$187,893
Interest rate spread (TE)			2.14%			2.04%			1.43%
Net interest income (TE) and net interest margin (TE)		$1,193	2.75%		$1,150	2.66%		$964	2.17%
TE adjustment (b)		9			9			12
Net interest income, GAAP basis		$1,184			$1,141			$952
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $214 million, $218 million, and $215 million of assets from commercial credit cards for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $43.1 billion, $43.8 billion, and $41.6 billion for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively. Yield based on the fair value of securities available for sale was 4.05%, 4.03%, and 3.25% for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Nine months ended September 30, 2025			Nine months ended September 30, 2024
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$55,317	$2,496	6.03%	$54,309	$2,561	6.30%
Real estate — commercial mortgage	13,359	600	6.00	14,328	671	6.25
Real estate — construction	2,840	147	6.92	3,046	172	7.56
Commercial lease financing	2,520	68	3.58	3,175	81	3.38
Total commercial loans	74,036	3,311	5.98	74,858	3,485	6.22
Real estate — residential mortgage	19,439	487	3.34	20,514	508	3.30
Home equity loans	6,090	256	5.63	6,824	305	5.98
Other consumer loans	4,951	189	5.09	5,607	211	5.02
Credit cards	923	94	13.66	935	104	14.92
Total consumer loans	31,403	1,026	4.36	33,880	1,128	4.44
Total loans	105,439	4,337	5.50	108,738	4,613	5.67
Loans held for sale	960	43	6.03	862	40	6.14
Securities available for sale (b), (e)	40,118	1,211	3.74	36,850	789	2.48
Held-to-maturity securities (b)	7,160	188	3.50	8,127	218	3.58
Trading account assets	1,158	44	5.08	1,161	45	5.23
Short-term investments	14,048	487	4.63	13,929	578	5.55
Other investments (e)	972	25	3.47	1,221	47	5.12
Total earning assets	169,855	6,335	4.89	170,888	6,330	4.79
Allowance for loan and lease losses	(1,423)			(1,524)
Accrued income and other assets	18,247			17,327
Discontinued assets	240			306
Total assets	$186,919			$186,997
Liabilities
Money market deposits	$42,182	$816	2.59%	$39,139	$863	2.94%
Other demand deposits	58,416	965	2.21	55,619	1,062	2.55
Savings deposits	4,572	3.06		5,136	6.16
Time deposits	15,816	447	3.78	16,113	555	4.60
Total interest-bearing deposits	120,986	2,231	2.47	116,007	2,486	2.86
Federal funds purchased and securities sold under repurchase agreements	295	9	4.26	109	3	4.44
Bank notes and other short-term borrowings	2,308	75	4.35	3,371	140	5.55
Long-term debt (f)	11,643	572	6.57	18,386	952	6.90
Total interest-bearing liabilities	135,232	2,887	2.85	137,873	3,581	3.47
Noninterest-bearing deposits	27,807			28,947
Accrued expense and other liabilities	4,447			4,908
Discontinued liabilities (f)	240			306
Total liabilities	$167,726			$172,034
Equity
Total equity	19,193			14,963
Total liabilities and equity	$186,919			$186,997
Interest rate spread (TE)			2.04%			1.32%
Net interest income (TE) and net interest margin (TE)		$3,448	2.66%		$2,749	2.08%
TE adjustment (b)		27			35
Net interest income, GAAP basis		$3,421			$2,714

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (f) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the nine months ended September 30, 2025, and September 30, 2024, respectively.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $215 million and $215 million of assets from commercial credit cards for the nine months ended September 30, 2025, and September 30, 2024, respectively.
(e)Yield presented is calculated on the basis of amortized cost excluding fair value hedge basis adjustments. The average amortized cost for securities available for sale was $43.2 billion and $42.4 billion for the nine months ended September 30, 2025, and September 30, 2024, respectively. Yield based on the fair value of securities available for sale was 4.02% and 2.85% for the nine months ended September 30, 2025, and September 30, 2024, respectively.
(f)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Noninterest Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Personnel (a)	$742	$705	$670	$2,127	$1,980
Net occupancy	65	69	66	201	199
Computer processing	105	107	104	319	307
Business services and professional fees	44	48	41	132	119
Equipment	20	21	20	61	60
Operating lease expense	9	10	14	30	48
Marketing	22	24	21	67	61
Other expense	170	170	158	525	542
Total noninterest expense	$1,177	$1,154	$1,094	$3,462	$3,316
Average full-time equivalent employees (b)	17,414	17,105	16,805	17,169	16,734
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Salaries and contract labor	$437	$427	$408	$1,269	$1,191
Incentive and stock-based compensation	190	168	162	516	464
Employee benefits	112	108	99	329	323
Severance	3	2	1	13	2
Total personnel expense	$742	$705	$670	$2,127	$1,980

Loan Composition
(Dollars in millions)

				Change 9/30/2025 vs.
	9/30/2025	6/30/2025	9/30/2024	6/30/2025	9/30/2024
Commercial and industrial (a)(b)	$56,791	$56,058	$52,774	1.3%	7.6%
Commercial real estate:
Commercial mortgage	13,378	13,862	13,637	(3.5)	(1.9)
Construction	2,817	2,830	3,093	(.5)	(8.9)
Total commercial real estate loans	16,195	16,692	16,730	(3.0)	(3.2)
Commercial lease financing (b)	2,333	2,472	2,913	(5.6)	(19.9)
Total commercial loans	75,319	75,222	72,417	.1	4.0
Real estate — residential mortgage	19,008	19,330	20,122	(1.7)	(5.5)
Home equity loans	5,863	6,023	6,555	(2.7)	(10.6)
Other consumer loans	4,779	4,881	5,338	(2.1)	(10.5)
Credit cards	933	933	914	—	2.1
Total consumer loans	30,583	31,167	32,929	(1.9)	(7.1)
Total loans (c), (d)	$105,902	$106,389	$105,346	(.5)%	.5%
(a)Loan balances include $212 million, $220 million, and $219 million of commercial credit card balances at September 30, 2025, June 30, 2025, and September 30, 2024, respectively.
(b)Commercial and industrial includes receivables held as collateral for a secured borrowing of $261 million at September 30, 2024. Commercial lease financing includes receivables held as collateral for a secured borrowing of $1 million, $2 million, and $3 million at September 30, 2025, June 30, 2025, and September 30, 2024, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $216 million at September 30, 2025, $230 million at June 30, 2025, and $272 million at September 30, 2024, related to the discontinued operations of the education lending business.
(d)Accrued interest of $472 million, $465 million, and $480 million at September 30, 2025, June 30, 2025, and September 30, 2024, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 9/30/2025 vs.
	9/30/2025	6/30/2025	9/30/2024	6/30/2025	9/30/2024
Commercial and industrial	$130	$158	$250	(17.7)%	(48.0)%
Real estate — commercial mortgage	806	290	747	177.9	7.9
Real estate — residential mortgage	62	82	61	(24.4)	1.6
Total loans held for sale	$998	$530	$1,058	88.3%	(5.7)%

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	3Q25	2Q25	1Q25	4Q24	3Q24
Balance at beginning of period	$530	$811	$797	$1,058	$517
New originations	3,471	1,806	1,840	2,915	2,473
Transfers from (to) held to maturity, net	—	(71)	6	—	(16)
Loan sales	(2,956)	(2,012)	(1,695)	(3,039)	(1,889)
Loan draws (payments), net	(42)	(1)	(138)	(136)	(28)
Valuation and other adjustments	(5)	(3)	1	(1)	1
Balance at end of period	$998	$530	$811	$797	$1,058

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Nine months ended
	9/30/2025	6/30/2025	9/30/2024	9/30/2025	9/30/2024
Average loans outstanding	$106,227	$105,715	$106,244	$105,439	$108,738
Allowance for loan and lease losses at the beginning of the period	$1,446	$1,429	$1,547	$1,409	$1,508
Loans charged off:
Commercial and industrial	87	94	131	243	279

Real estate — commercial mortgage	27	6	7	69	22
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	27	6	7	69	22
Commercial lease financing	—	2	—	2	6
Total commercial loans	114	102	138	314	307
Real estate — residential mortgage	—	—	—	1	2
Home equity loans	—	—	1	1	2
Other consumer loans	15	13	17	42	49
Credit cards	11	12	11	35	35
Total consumer loans	26	25	29	79	88
Total loans charged off	140	127	167	393	395
Recoveries:
Commercial and industrial	21	19	7	50	46

Real estate — commercial mortgage	—	1	1	1	2
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	—	1	1	1	2
Commercial lease financing	—	—	—	—	5
Total commercial loans	21	20	8	51	53
Real estate — residential mortgage	1	1	1	3	4
Home equity loans	—	1	1	2	2
Other consumer loans	2	2	2	6	6
Credit cards	2	1	1	5	4
Total consumer loans	5	5	5	16	16
Total recoveries	26	25	13	67	69
Net loan charge-offs	(114)	(102)	(154)	(326)	(326)
Provision (credit) for loan and lease losses	112	119	101	361	312
Allowance for loan and lease losses at end of period	$1,444	$1,446	$1,494	$1,444	$1,494

Liability for credit losses on lending-related commitments at beginning of period	$297	$278	$286	$290	$296
Provision (credit) for losses on lending-related commitments	(5)	19	(6)	2	(16)
Other	—	—	—	—	—
Liability for credit losses on lending-related commitments at end of period (a)	$292	$297	$280	$292	$280

Total allowance for credit losses at end of period	$1,736	$1,743	$1,774	$1,736	$1,774

Net loan charge-offs to average total loans	.42%	.39%	.58%	.41%	.40%
Allowance for loan and lease losses to period-end loans	1.36	1.36	1.42	1.36	1.42
Allowance for credit losses to period-end loans	1.64	1.64	1.68	1.64	1.68
Allowance for loan and lease losses to nonperforming loans	219	208	205	219	205
Allowance for credit losses to nonperforming loans	264	250	244	264	244

Discontinued operations — education lending business:
Loans charged off	$1	$1	$1	$2	$3
Recoveries	1	—	—	1	1
Net loan charge-offs	$—	$(1)	$(1)	$(1)	$(2)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	3Q25	2Q25	1Q25	4Q24	3Q24
Net loan charge-offs	$114	$102	$110	$114	$154
Net loan charge-offs to average total loans	.42%	.39%	.43%	.43%	.58%
Allowance for loan and lease losses	$1,444	$1,446	$1,429	$1,409	$1,494
Allowance for credit losses (a)	1,736	1,743	1,707	1,699	1,774
Allowance for loan and lease losses to period-end loans	1.36%	1.36%	1.36%	1.35%	1.42%
Allowance for credit losses to period-end loans	1.64	1.64	1.63	1.63	1.68
Allowance for loan and lease losses to nonperforming loans	219	208	208	186	205
Allowance for credit losses to nonperforming loans	264	250	249	224	244
Nonperforming loans at period end	$658	$696	$686	$758	$728
Nonperforming assets at period end	668	707	700	772	741
Nonperforming loans to period-end portfolio loans	.62%	.65%	.65%	.73%	.69%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.63	.66	.67	.74	.70

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Commercial and industrial	$253	$280	$288	$322	$365

Real estate — commercial mortgage	214	226	206	243	176
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	214	226	206	243	176
Commercial lease financing	—	—	—	—	—
Total commercial loans	467	506	494	565	541
Real estate — residential mortgage	98	95	94	92	87
Home equity loans	82	84	87	89	90
Other Consumer loans	4	4	4	5	4
Credit cards	7	7	7	7	6
Total consumer loans	191	190	192	193	187
Total nonperforming loans (a)	658	696	686	758	728
OREO	10	11	14	14	13
Total nonperforming assets	$668	$707	$700	$772	$741
Accruing loans past due 90 days or more	$110	$74	$86	$90	$166
Accruing loans past due 30 through 89 days	254	266	281	206	184
Nonperforming assets from discontinued operations — education lending business	2	2	1	2	2
Nonperforming loans to period-end portfolio loans	.62%	.65%	.65%	.73%	.69%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.63	.66	.67	.74	.70

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	3Q25	2Q25	1Q25	4Q24	3Q24
Balance at beginning of period	$696	$686	$758	$728	$710
Loans placed on nonaccrual status	210	233	170	309	271
Charge-offs	(140)	(127)	(126)	(131)	(167)
Loans sold	(13)	—	—	(13)	(32)
Payments	(68)	(74)	(57)	(111)	(37)
Transfers to OREO	(1)	(1)	(2)	(2)	(1)
Loans returned to accrual status	(26)	(21)	(57)	(22)	(16)
Balance at end of period	$658	$696	$686	$758	$728

KeyCorp Reports Third Quarter 2025 Results
October 16, 2025

Line of Business Results
(Dollars in millions)

						Change 3Q25 vs.
	3Q25	2Q25	1Q25	4Q24	3Q24	2Q25	3Q24
Consumer Bank
Summary of operations
Total revenue (TE)	$935	$912	$871	$865	$800	2.5%	16.9%
Provision for credit losses	40	55	43	43	52	(27.3)	(23.1)
Noninterest expense	695	696	675	713	649	(.1)	7.1
Net income (loss) attributable to Key	152	122	116	83	75	24.6	102.7
Average loans and leases	35,363	36,137	36,819	37,567	38,332	(2.1)	(7.7)
Average deposits	87,692	88,002	88,306	87,476	86,431	(.4)	1.5
Net loan charge-offs	49	40	52	63	54	22.5	(9.3)
Net loan charge-offs to average total loans	.55%	.44%	.57%	.67%	.56%	25.0	(1.8)
Nonperforming assets at period end	$197	$196	$201	$201	$195	.5	1.0
Return on average allocated equity	20.19%	16.20%	15.15%	10.24%	9.01%	24.6	124.1

Commercial Bank
Summary of operations
Total revenue (TE)	$1,014	$974	$942	$1001	$866	4.1%	17.1%
Provision for credit losses	68	84	75	(3)	41	(19.0)	65.9
Noninterest expense	482	449	462	515	444	7.3	8.6
Net income (loss) attributable to Key	367	349	321	381	299	5.2	22.7
Average loans and leases	70,326	69,087	67,056	66,691	67,452	1.8	4.3
Average loans held for sale	1,224	707	754	1,247	998	73.1	22.6
Average deposits	58,483	55,886	57,436	59,687	58,696	4.6	(.4)
Net loan charge-offs	64	62	57	52	99	3.2	(35.4)
Net loan charge-offs to average total loans	.36%	.36%	.34%	.31%	.58%	—	(37.9)
Nonperforming assets at period end	$471	$511	$499	$571	$546	(7.8)	(13.7)
Return on average allocated equity	14.87%	14.45%	13.77%	15.62%	11.98%	2.9	24.1
TE = Taxable Equivalent; N/M = Not Meaningful

Selected Items Impact on Earnings
(Dollars in millions, except per share amounts)
	Pretax(a)	After-tax at marginal rate(a)
Quarter to date results	Amount	Net Income	EPS(c)(e)
Three months ended September 30, 2025
FDIC special assessment (other expense)(d)	$5	$4	$—
Three months ended June 30, 2025
No items	—	—	—
Three months ended March 31, 2025
No items	—	—	—
Three months ended December 31, 2024
Loss on sale of securities(b)	(915)	(657)	(0.66)
Scotiabank investment agreement valuation (other income)	(3)	(2)	—
FDIC special assessment (other expense)(d)	3	2	—
Three months ended September 30, 2024
Loss on sale of securities(b)	(918)	(737)	(0.77)
FDIC special assessment (other expense)(d)	6	5	—
Three months ended June 30, 2024
FDIC special assessment (other expense)(d)	(5)	(4)	—
Three months ended March 31, 2024
FDIC special assessment (other expense)(d)	(29)	(22)	(0.02)

Year to date results
Nine months ended September 30, 2025
FDIC special assessment (other expense)(d)	$5	$4	$—
Nine months ended September 30, 2024
Loss on sale of securities	(918)	(737)	(0.77)
FDIC special assessment (other expense)(d)	(28)	(21)	(0.02)

(a)Favorable (unfavorable) impact.
(b)After-tax loss on sale of securities for the three months ended September 30, 2024 adjusted to reflect impact of GAAP accounting for income taxes in interim periods, with related adjustments recorded in the fourth quarter of 2024.
(c)Impact to EPS reflected on a fully diluted basis.
(d)In November 2023, the FDIC issued a final rule implementing a special assessment on insured depository institutions to recover the loss to the FDIC’s deposit insurance fund (DIF) associated with protecting uninsured depositors following the 2023 closures of Silicon Valley Bank and Signature Bank. KeyCorp recorded the initial loss estimate related to the special assessment during the fourth quarter of 2023. Amounts reflected for the three-months ended March 31, 2024, June 30, 2024, September 30, 2024, December 31, 2024, and September 30, 2025, represent adjustments from initial estimates based on quarterly invoices received from the FDIC.
(e)Earnings per share may not foot due to rounding.